UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 5, 2008

AMCORE FINANCIAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

0-13393	36-3183870
(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Street, Rockford, Illinois	61104
(Address of Principal Executive Offices)	(Zip Code)

(815) 968-2241

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

AMCORE Financial, Inc. (the “Company”) has received applicable regulatory approval for the Transitional Compensation Agreement (the “Agreement”) and offer letter with Judith Carré Sutfin, Chief Financial Officer. A copy of the Agreement dated May 6, 2008 is attached as Exhibit 10.1 and is hereby incorporated by reference. Ms. Sutfin was appointed Executive Vice President and Chief Financial Officer on December 17, 2007, as previously reported on a Current Report on Form 8-K.

The Agreement is substantially similar to the transitional compensation agreements between the Company and certain other senior executives of the Company. The Agreement provides that if, during the three-year period following a change of control of the Company (as defined in the Agreement), Ms. Sutfin’s employment is ended through (1) termination by the Company without cause (as defined in the Agreement) or (2) termination by Ms. Sutfin for good reason (as defined in the Agreement), then a termination payment will be made to Ms. Sutfin. The Agreement provides that such payment will equal three times the sum of Ms. Sutfin’s then-current annual salary and annual bonus. In addition, the Agreement provides that, if any portion of the termination payment is subject to an excise tax as an excess parachute payment, as defined in the Internal Revenue Code Section 4999, the Company shall pay Ms. Sutfin the amount necessary to offset the excise tax and any applicable taxes on this additional payment. Additional provisions provide for the continuation, for three years after termination, of welfare and other benefits to Ms. Sutfin and her family unless termination is for cause. Ms. Sutfin is also subject to a non-compete agreement that continues in existence while she serves as an executive officer of the Company and for one year following the termination of her employment with the Company, any successor thereto, and its or their subsidiaries.

Pursuant to Ms. Sutfin’s offer letter, Ms. Sutfin is entitled to receive a base salary of $305,000, annual bonus opportunity of 75% of base pay at target, and participation in other Company benefits as available to executive officers of the Company. On January 24, 2008, Ms. Sutfin received stock options to purchase 75,000 shares of AMCORE stock pursuant to the 2005 Stock Award and Incentive Plan, which are scheduled to vest 1/3 each year over three years. The Company will pay Ms. Sutfin a lump sum between 9 and 12 months of base pay as determined by the Chief Executive Officer of the Company if terminated, other than for cause, prior to the second anniversary of her employment provided that no severance benefits will be paid if eligible for payments under the Transitional Compensation Agreement.

The Company has also received regulatory approval for the compensation arrangement with William R. McManaman, CEO, as previously reported on a Current Report on Form 8-K filed on February 25, 2008. In addition, the Company has received regulatory approval for the separation agreement with Kenneth E. Edge, as previously reported on a Current Report on Form 8-K filed on February 25, 2008.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Transitional Compensation Agreement, dated May 6, 2008, between AMCORE Financial, Inc. and Judith Carré Sutfin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 9, 2008	AMCORE Financial, Inc.
(Registrant)

/s/ William R. McManaman
William R. McManaman
(Duly authorized officer of the registrant and principal executive officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Transitional Compensation Agreement, dated May 6, 2008, between AMCORE Financial, Inc. and Judith Carré Sutfin